RACKSPACE HOSTING, INC.
INDUCEMENT EQUITY INCENTIVE PLAN
(Effective March 5, 2014)

RACKSPACE HOSTING, INC.
INDUCEMENT EQUITY INCENTIVE PLAN
SECTION 1 BACKGROUND AND PURPOSE

1.1	Background and Effective Date

1.2	Purpose of the Plan
SECTION 2 DEFINITIONS

2.1	“1933 Act”

2.2	“1934 Act”

2.3	“Affiliate”

2.4	“Applicable Laws”

2.5	“Award”

2.6	“Award Agreement”

2.7	“Board” or “Board of Directors”

2.8	“Cause”

2.9	“Change of Control”

2.10	“Code”

2.11	“Committee”

2.12	“Company”

2.13	“Consultant”

2.14	“Director”

2.15	“Disability”

2.16	“Employee”

2.17	“Exchange Program”

2.18	“Exercise Price”

2.19	“Fair Market Value”

2.20	“Fiscal Year”

2.21	“Full Value Award”

2.22	“Grant Date”

2.23	“Nonemployee Director”

2.24	“Option”

2.25	“Participant”

2.26	“Performance Share”

2.27	“Performance Unit”

2.28	“Period of Restriction”

2.29	“Plan”

2.30	“Restricted Stock”

2.31	“Restricted Stock Unit or RSU”

2.32	“Retirement”

2.33	“Rule 16b-3”

2.34	“Section 16 Person”

(continued)

2.35	“Shares”

2.36	“Stock Appreciation Right” or “SAR”

2.37	“Subsidiary”

2.38	“Tax Obligations”

2.39	“Termination of Service”
SECTION 3 ADMINISTRATION

3.1	The Committee

3.2	Authority of the Committee

3.3	Delegation by the Committee

3.4	Decisions Binding
SECTION 4 SHARES SUBJECT TO THE PLAN

4.1	Number of Shares

4.2	Lapsed Awards

4.3	Adjustments in Awards and Authorized Shares

4.4	Change of Control
SECTION 5 OPTIONS

5.1	Grant of Options

5.2	Award Agreement

5.3	Exercise Price

5.4	Expiration of Options

5.5	Exercisability of Options

5.6	Payment

5.7	Restrictions on Share Transferability
SECTION 6 STOCK APPRECIATION RIGHTS

6.1	Grant of SARs

6.2	SAR Agreement

6.3	Expiration of SARs

6.4	Payment of SAR Amount
SECTION 7 RESTRICTED STOCK

7.1	Grant of Restricted Stock

7.2	Restricted Stock Agreement

7.3	Transferability

7.4	Other Restrictions

7.5	Removal of Restrictions

7.6	Voting Rights

7.7	Dividends and Other Distributions

7.8	Return of Restricted Stock to Company

(continued)

SECTION 8 PERFORMANCE UNITS

8.1	Grant of Performance Units

8.2	Value of Performance Units

8.3	Performance Objectives and Other Terms

8.4	General Performance Objectives or Vesting Criteria

8.5	Earning of Performance Units

8.6	Form and Timing of Payment of Performance Units

8.7	Cancellation of Performance Units
SECTION 9 PERFORMANCE SHARES

9.1	Grant of Performance Shares

9.2	Value of Performance Shares

9.3	Performance Share Agreement

9.4	Performance Objectives and Other Terms

9.5	Earning of Performance Shares

9.6	Form and Timing of Payment of Performance Shares

9.7	Cancellation of Performance Shares
SECTION 10 RESTRICTED STOCK UNITS

10.1	Grant of RSUs

10.2	Value of RSUs

10.3	RSU Agreement

10.4	Earning of RSUs

10.5	Form and Timing of Payment of RSUs

10.6	Cancellation of RSUs
SECTION 11 MISCELLANEOUS

11.1	Deferrals

11.2	Compliance with Code Section 409A

11.3	No Effect on Employment or Service

11.4	Participation

11.5	Indemnification

11.6	Successors

11.7	Beneficiary Designations

11.8	Limited Transferability of Awards

11.9	No Rights as Stockholder

11.10	Vesting Following Change of Control
SECTION 12 AMENDMENT, TERMINATION, AND DURATION

12.1	Amendment, Suspension, or Termination

12.2	Duration of the Plan

(continued)

SECTION 13 TAX WITHHOLDING

13.1	Withholding Requirements

13.2	Withholding Arrangements
SECTION 14 LEGAL CONSTRUCTION

14.1	Gender and Number

14.2	Severability

14.3	Requirements of Law

14.4	Securities Law Compliance

14.5	Investment Representations

14.6	Inability to Obtain Authority

14.7	Governing Law

14.8	Captions
EXECUTION

RACKSPACE HOSTING, INC.
INDUCEMENT EQUITY INCENTIVE PLAN
(Effective March 5, 2014)

SECTION 1
BACKGROUND AND PURPOSE
1.1    Background and Effective Date.  The Plan permits the grant of Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, and Performance Shares. The Plan is effective as of March 5, 2014.
1.2    Purpose of the Plan.  The Plan is intended to attract and motivate outstanding new employees of the Company and its Affiliates. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders. Each award granted under the Plan is intended to qualify under New York Stock Exchange Listing Rule 303A.08 (the “Listing Rule”) as a material inducement to an individual becoming an Employee.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1    “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2     “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.3    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.4    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.5    “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units, or Performance Shares.

2.6    “Award Agreement” means the written agreement setting forth the terms and conditions applicable to each Award granted under the Plan.
2.7    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.8    “Cause” means Participant’s: (i) willful engagement in illegal conduct or gross misconduct which is materially injurious to the Company, (ii) conviction of, or plea of nolo contendere or guilty to, a felony or a crime of moral turpitude; (iii) engagement in fraud, misappropriation or embezzlement resulting or intended to result directly or indirectly in a gain or substantial personal enrichment to the Participant at the expense of the Company, (iv) material breach of any written policies of the Company (which policy or policies previously was provided to Participant), or (v) willful and continual failure substantially to perform his or her duties with the Company (other than a failure resulting from the Participant’s incapacity due to physical or mental illness), which failure has continued for a period of at least 30 days.
2.9    “Change of Control” means the occurrence of any of the events described in (a), (b) or (c) below, but subject to the rules of (d):
(a) A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company. For purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change of Control; or
(b) A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or for purposes of this subsection (b), once any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an additional Change of Control; or
(c) A change in the ownership of a “substantial portion of the Company’s assets”, as defined herein. For this purpose, a “substantial portion of the Company’s assets” shall mean assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership. For purposes of this subsection (c), a change in ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that constitute a “substantial portion of the Company’s assets.” For purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(d) For purposes of Section 2.9, the following rules will apply. A transaction will not constitute a Change of Control unless the transaction qualifies as a change of control event within the meaning of Section 409A. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. A transaction will not constitute a Change of Control if its primary purpose is to: (1) change the state of the Company’s incorporation, or (2) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s voting securities immediately before such transaction. For purposes of Section 2.9(a), a change in ownership of the Company will not constitute a Change of Control if the stockholders of the Company immediately before such change in ownership, continue to retain, immediately after the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the securities of the Company, and such retained ownership is in substantially the same relative proportions to one another (among the stockholders of the Company immediately before the change in ownership) as their ownership of shares of the Company’s voting securities immediately prior to the change in ownership. For this purpose, indirect beneficial ownership shall include, but not be limited to, ownership of the voting securities of one or more corporations or other entities that, directly or indirectly, own the Company.
2.10    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.11    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. Unless and until otherwise determined by the Board, the Compensation Committee of the Board shall serve as the Committee.
2.12    “Company” means Rackspace Hosting, Inc., a Delaware corporation, or any successor thereto.
2.13    “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director. However, a person shall not be eligible to be granted an Award if inclusion of that person as a Consultant would cause the Awards and/or Shares available under the Plan to be ineligible for registration on a Form S-8 Registration Statement under the 1933 Act.
2.14    “Director” means any individual who is a member of the Board of Directors of the Company.
2.15    “Disability” means a permanent disability in accordance with a policy or policies established by the Committee (in its discretion) from time to time.

2.16    “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Neither service as a Director nor as a Consultant will be sufficient to constitute “employment” by the Company.
2.17    “Exchange Program” means a program established by the Committee, subject to stockholder approval as set forth in Section 3.2, under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Section 4.3 or 4.4, nor (ii) transfer or other disposition permitted under Section 11.7 or 11.8.
2.18    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.
2.19    “Fair Market Value” means the closing per share selling price for Shares on New York Stock Exchange on the relevant date, or if there were no sales on such date, average of the closing sales prices on the immediately following and preceding trading dates, in either case as reported by The Wall Street Journal or such other source selected in the discretion of the Committee (or its delegate). Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.20    “Fiscal Year” means the fiscal year of the Company.
2.21    “Full Value Award” means an Award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.
2.22    “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.
2.23     “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.
2.24     “Option” means Award granted to a Participant pursuant to Section 5. No Option granted under the Plan is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.25    “Participant” means the holder of an outstanding Award.
2.26    “Performance Share” means an Award granted to a Participant pursuant to Section 9.
2.27    “Performance Unit” means an Award granted to a Participant pursuant to Section 8.
2.28    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.
2.29    “Plan” means the Rackspace Hosting, Inc. Inducement Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.30    “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.
2.31    “Restricted Stock Unit or RSU” means an Award granted to a Participant pursuant to Section 10.
2.32    “Retirement” means, in the case of an Employee or a Nonemployee Director, a Termination of Service occurring in accordance with a policy or policies established by the Committee (in its discretion) from time to time. With respect to a Consultant, no Termination of Service shall be deemed to be on account of “Retirement.”
2.33    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.34    “Section 16 Person” means an individual who, with respect to Shares, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.
2.35    “Shares” means the shares of common stock of the Company.
2.36    “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.
2.37    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
2.38    “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s FICA obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has agreed to bear with respect to such Award (or exercise thereof or issuance of Shares thereunder).
2.39    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability, Retirement or non-reelection to the Board. The Committee, in its discretion, may specify in an Award Agreement whether or not a Termination of Service will be deemed to occur when a Participant changes capacities (for example, when an Employee ceases to be such but immediately thereafter becomes a Consultant).
SECTION 3
ADMINISTRATION
3.1    The Committee.  The Plan shall be administered by the Committee. As of the effective date of the Plan, the Compensation Committee of the Board shall comprise the Committee. The Board, in its discretion, later may determine that the Committee instead shall be comprised of at least a majority of Directors who qualify as independent directors for purposes of the Listing Rule.
3.2    Authority of the Committee.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.
3.3    Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, subject to the following. In all cases, only the Committee may determine which individuals shall be granted Awards and the initial terms and conditions of any such Awards.
3.4    Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
SECTION 4
SHARES SUBJECT TO THE PLAN
4.1    Number of Shares.  Subject to adjustment as provided in Section 4.3, the total number of Shares available issuance under the Plan shall equal 800,000 Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.

4.2    Lapsed Awards.  If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of a Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares that have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Notwithstanding anything in the Plan or any Award Agreement to the contrary, Shares issued pursuant to Awards transferred under any Exchange Program, subject to stockholder approval as set forth in Section 3.2, will not be again available for grant under the Plan.
4.3    Adjustments in Awards and Authorized Shares.  In the event that any dividend (other than regular, ongoing dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number, type and class of shares (or other equity interests) which may be delivered under the Plan, the number, class, type and price of shares (or other equity interests) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1 9.1 and 10.1. Notwithstanding the preceding, the number of shares (or other equity interests) subject to any Award always shall be a whole number.
4.4    Change of Control.  In the event of a Change of Control, each outstanding Award will be treated as the Committee (in its discretion) determines, including, without limitation, that each Award be assumed or an equivalent option or right be substituted by the successor corporation or a parent or Subsidiary of the successor corporation, but in all cases subject to the requirements of Sections 4.4.1 and 4.4.2. The Committee will not be required to treat all Awards similarly in the transaction.

4.4.1 Non-Assumption of Awards. If, in connection with a Change of Control, the successor corporation (or a parent or Subsidiary of the successor corporation) does not assume or substitute outstanding Awards, with respect to such Awards and no later than immediately prior to the Change of Control: (a) each Participant will vest fully in, and have the right to exercise, all of such Awards that are Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, (b) all other such Awards that are not Options or SARs will fully vest and any applicable restrictions will lapse, and (c) with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or SAR granted is not assumed or substituted in the event of a Change of Control, the Option or Stock Appreciation Right will terminate upon the Change of Control provided that either (1) before the Change of Control, the Committee notifies the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Committee in its sole discretion, or (2) immediately after the Change of Control, the Participant receives a cash payment equal to the Fair Market Value (calculated at the time of the Change of Control) of the Shares covered by the Option or SAR, minus the Exercise Price of the Shares covered by the Option or SAR. All Awards that become fully vested pursuant to this Section 4.4.1 will terminate and expire upon the occurrence of the Change of Control.
4.4.2 Assumption. For the purposes of this Section 4.4, an Award will be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of any other Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change of Control. Notwithstanding anything in this Section 4.4 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
SECTION 5
OPTIONS
5.1    Grant of Options.  The Committee, in its sole discretion, may grant Options to any individual as a material inducement to the individual becoming an Employee, which grant shall become effective only if the individual actually becomes an Employee. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 5,000,000 Shares.

5.2    Award Agreement.  Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement also shall specify that the Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
5.3    Exercise Price.
5.3.1 General. The Exercise Price of each Option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.
5.3.2 Substitute Options. Notwithstanding the provisions of Section 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.
5.4    Expiration of Options.
5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:
(a) The date for termination of the Option set forth in the written Award Agreement; or
(b) The expiration of ten (10) years from the Grant Date.
5.4.2 Death of Participant. Notwithstanding Section 5.4.1, if a Participant dies prior to the expiration of his or her Options, the Committee, in its discretion, may provide that his or her Options shall be exercisable for up to three (3) years after the date of death. With respect to extensions that were not included in the original terms of the Option but were provided by the Committee after the Grant Date, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date.
5.4.3 Committee Discretion. Subject to the ten and thirteen-year limits of Sections 5.4.1 and 5.4.2, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option. With respect to the Committee’s authority in Section 5.4.3(b), if, at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date. Unless otherwise expressly determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.3 shall comply with Section 409A of the Code to the extent applicable.
5.5    Exercisability of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. An Option may not be exercised for a fraction of a Share. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.
5.6    Payment.  Options shall be exercised by the Participant giving notice and following such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.
The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 4.3 of the Plan.
5.7    Restrictions on Share Transferability.  The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
SECTION 6
STOCK APPRECIATION RIGHTS
6.1    Grant of SARs.  The Committee, in its sole discretion, may grant SARs to any individual as a material inducement to the individual becoming an Employee, which grant shall become effective only if the individual actually becomes an Employee.
6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 5,000,000 Shares.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, SARs may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to the rules of Section 5.3.2, which also shall apply to SARs.
6.2    SAR Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
6.3    Expiration of SARs.  An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.
6.4    Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times
(b) The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7
RESTRICTED STOCK
7.1    Grant of Restricted Stock.  The Committee, in its sole discretion, may grant shares of Restricted Stock to any individual as a material inducement to the individual becoming an Employee, which grant shall become effective only if the individual actually becomes an Employee. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 5,000,000 Shares of Restricted Stock (and/or Performance Shares or Restricted Stock Units).
7.2    Restricted Stock Agreement.  Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3    Transferability.  Except as provided in this Section 7, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4    Other Restrictions.  The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.
7.4.2    General Restrictions. The Committee may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.
7.4.3    Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.
7.5    Removal of Restrictions.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 7.4.3 removed from his or her Share certificate, and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company
7.6    Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
7.7    Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.
7.8    Return of Restricted Stock to Company.  On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.
SECTION 8
PERFORMANCE UNITS
8.1    Grant of Performance Units.  The Committee, in its sole discretion, may grant Performance Units to any individual as a material inducement to the individual becoming an Employee, which grant shall become effective only if the individual actually becomes an Employee. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having a potential value greater than $20,000,000.
8.2    Value of Performance Units.  Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.

8.3    Performance Objectives and Other Terms.  The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify the performance period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
8.4    General Performance Objectives or Vesting Criteria.  The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee)
8.5    Earning of Performance Units.  After the applicable performance period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Unit and may accelerate the time at which any restrictions will lapse or be removed.
8.6    Form and Timing of Payment of Performance Units.  Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable performance period, or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable performance period) or in a combination thereof.
8.7    Cancellation of Performance Units.  On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and again shall be available for grant under the Plan.

SECTION 9
PERFORMANCE SHARES
9.1    Grant of Performance Shares.  The Committee, in its sole discretion, may grant Performance Shares to any individual as a material inducement to the individual becoming an Employee, which grant shall become effective only if the individual actually becomes an Employee. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 5,000,000 Performance Shares (and/or Shares of Restricted Stock or Restricted Stock Units).

9.2    Value of Performance Shares.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
9.3    Performance Share Agreement.  Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4    Performance Objectives and Other Terms.  The Committee, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the performance period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4.1 General Performance Objectives or Vesting Criteria. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee).
9.5    Earning of Performance Shares.  After the applicable performance period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share and may accelerate the time at which any restrictions will lapse or be removed.
9.6    Form and Timing of Payment of Performance Shares.  Payment of vested Performance Shares shall be made as soon as practicable after the expiration of the applicable performance period (subject to any deferral permitted under Section 11.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares or in a combination thereof.
9.7    Cancellation of Performance Shares.  On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 10
RESTRICTED STOCK UNITS
10.1    Grant of RSUs.  The Committee, in its sole discretion, may grant Restricted Stock Units to any individual as a material inducement to the individual becoming an Employee, which grant shall become effective only if the individual actually becomes an Employee. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 5,000,000 Restricted Stock Units (and/or Shares of Restricted Stock or Performance Shares).
10.2    Value of RSUs.  Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
10.3    RSU Agreement.  Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

10.4    Earning of RSUs.  After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition that must be met to receive a payout for such Restricted Stock Unit and may accelerate the time at which any restrictions will lapse or be removed.
10.5    Form and Timing of Payment of RSUs.  Payment of vested Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement (subject to any deferral permitted under Section 11.1) or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.
10.6    Cancellation of RSUs.  On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee, again shall be available for grant under the Plan.

SECTION 11
MISCELLANEOUS
11.1    Deferrals.  The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A of the Code.
11.2    Compliance with Code Section 409A.  Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
11.3    No Effect on Employment or Service.  Nothing in the Plan or any Award shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.
11.4    Participation.  No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award under the Plan or under any other plan or arrangement sponsored by the Company.
11.5    Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
11.6    Successors.  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

11.7    Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
11.8    Limited Transferability of Awards.  No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 11.7. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company for estate planning or charitable purposes. Any such transfer shall be made as a gift (i.e., without consideration) and in accordance with such procedures as the Committee may specify from time to time.
11.9    No Rights as Stockholder.  Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
11.10    Vesting Following Change of Control.  If, coincident with or during the twelve (12) month period immediately following the occurrence of a Change in Control, the Company terminates a Participant’s employment with the Company for a reason other than Cause, death or Disability, then unless otherwise specifically prohibited under Applicable Laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:
(a) any and all Options and Stock Appreciation Rights granted hereunder to such Participant shall become immediately vested and exercisable to the extent that their exercise price, as adjusted pursuant to Section 4.3 and Section 4.4 is less than the Fair Market Value of a Share on such date and the Participant shall have until the earlier of: (i) twelve (12) months following such termination date, or (ii) the expiration of the Option or Stock Appreciation Right term, to exercise any such Option or Stock Appreciation Right;
(b) any Period of Restriction and restrictions imposed on such Participant’s Restricted Stock or Restricted Stock Units shall lapse;
(c) the target payout opportunities attainable under all of such Participant’s outstanding Awards of performance-based Restricted Stock, performance-based Restricted Stock Units, Performance Units, and Performance Shares, shall be deemed to have been fully earned based on targeted performance being attained as of the effective date of the Change in Control of the Company;

(1) the vesting of all of such Participant’s Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control of the Company, and shall be paid out to such Participant within thirty (30) days following the effective date of the Change in Control of the Company. The Committee has the authority to pay all or any portion of the value of the Shares in cash;
(2) Awards denominated in cash shall be paid to such Participant in cash within thirty (30) days following the effective date of the Change in Control of the Company; and
(d) Unless otherwise specifically provided in a written agreement entered into between such Participant and the Company, the Committee shall pay out all other Share-based Awards.
SECTION 12
AMENDMENT, TERMINATION, AND DURATION
12.1    Amendment, Suspension, or Termination.  The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
12.2    Duration of the Plan.  The Plan became effective as of March 5, 2014, and subject to Section 12.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.
SECTION 13
TAX WITHHOLDING
13.1    Withholding Requirements.  Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
13.2    Withholding Arrangements.  The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the amount required to be withheld, (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld or remitted, provided the delivery of such Shares will not result in any adverse accounting consequences as the Committee determines in its sole discretion, (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Committee, in its sole discretion, determines both to comply with Applicable Laws, and to be consistent with the Plan. The amount of Tax Obligations will be deemed to include any amount that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company (or the employing Affiliate), as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld.
SECTION 14
LEGAL CONSTRUCTION
14.1    Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
14.2    Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
14.3    Requirements of Law.  Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
14.4    Securities Law Compliance.  With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
14.5    Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

14.6    Inability to Obtain Authority.  The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the Shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration, other qualification or rule compliance of the Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental regulatory body, which counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S., state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the date of grant, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the Shares, cash or other property as to which such requisite authority will not have been obtained.

14.7    Governing Law.  The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered, and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Texas, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
14.8    Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION
IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed the Plan on the date indicated below.
RACKSPACE HOSTING, INC.
Dated: March 5, 2014        By: /s/ William Alberts
Title: Vice President and Associate General Counsel